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EXHIBIT 11

GCR HOLDINGS LIMITED AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE (unaudited)
(in thousands of U. S. dollars, except per share amounts)


                                                               Quarter Ended December 31
                                                                1996              1995
PRIMARY:

Net Income ...........................................       $    23,250       $    22,716

Weighted Average
Ordinary Shares Outstanding ..........................        24,734,592        22,684,784

Dilutive Effect of:
    Stock Options ....................................           285,268           176,428
    Warrants .........................................                --                --
                                                             -----------       -----------

         Total .......................................        25,019,860        22,861,212
                                                             -----------       -----------

Net Income per Ordinary Share (after giving effect
    to the Share Split ...............................             $0 93             $0 99


FULLY DILUTED:

Net Income ...........................................       $    23,250       $    22,716

Weighted Average
Ordinary Shares Outstanding ..........................        24,734,592        22,684,784

Dilutive Effect of:
    Stock Options ....................................           285,268           250,399
    Warrants .........................................                --                --
                                                             -----------       -----------

Total ................................................        25,019,860        22,935,183
                                                             -----------       -----------

Fully Diluted Net Income per Ordinary Share
   (after giving effect to the Share Split) ..........       $      0.93       $      0.99
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The calculation of fully diluted earnings per share is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than
3%